Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer Required by Rule 13a-14(b) or Rule 15d-14(b) of the Exchange Act

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with The AES Corporation’s Quarterly Report on Form 10-Q for the period ended September 30, 2003 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Paul T. Hanrahan, the Chief Executive Officer and Barry J. Sharp, the Chief Financial Officer of The AES Corporation, each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The AES Corporation.

November 14, 2003

/s/ PAUL T. HANRAHAN
Name: Paul T. Hanrahan
Chief Executive Officer

/s/ BARRY J. SHARP
Name: Barry J. Sharp
Chief Financial Officer